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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF BIG FLOWER HOLDINGS, INC.

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Big Flower Press Holdings, Inc.
  Treasure Chest Advertising Company, Inc.
    Treasure Chest Advertising Company of New York, Inc.
    Treasure Chest Advertising Holding Company of Texas, Inc.
      Treasure Chest Advertising Company of Texas, Inc.
      Treasure Chest Advertising Company of Nevada, Inc.
    BFP Receivables Corporation
    PrintCo., Inc.
    BF Aviation Corp.
    Levelco 84, a California Limited Partnership
  Webcraft, Inc.
    Webtech Holdings, Inc.
      Webcraft Investors, Inc.
      Webcraft Midwest, Inc.
    Webcraft Chemicals, Inc. (d/b/a Craig Adhesives & Coatings Co.) KSS Transportation Corporation
    Scanforms, Inc.
    Impco Enterprises, Inc.
  Big Flower Digital Services, Inc.
    Laser Tech Color, Inc.
      Pacific Color Connection, Inc.
      DCS, Incorporated
      Gamma One, Inc.
      Big Flower Digital Services Limited
        Troypeak Limited
        Pismo Limited
    Columbine JDS Systems, Inc.
      Columbine Systems, Inc.
      Columbine Cable Systems, Inc.
      JDS Systems, Inc.
      Columbine JDS ABU, Inc.
      Broadcast Systems Software Limited
        Broadcast Systems Software Pty Limited
  Big Flower Limited
    Olwen Direct Mail Limited
      Olwen Data Management Limited
      Olwen Graphic Services Limited
      Olwen Envelopes Limited
      Olwen Press Limited
      Olwen International Direct Mail, Inc.
      Olwen Mailing Services Limited
Big Flower Trust I
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